C-Chip closes on an equity financing of $1.4M

November 4, 2003 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce that it has closed an equity financing of approximately $1.4 million. New investors in C-Chip's equity offering included one of the largest European banks and its first US based hedge fund focusing on emerging growth situations. C-Chip's equity financing consisted of Units priced at $0.55, each including one common share and one warrant to purchase an additional common share at a price of $1.00 for a period of two years. A total of 2,520,000 Units were sold. With the exercise of the warrant attached to the Unit, C-Chip can expect an additional $2.52 million in financing. At such a level, C-Chip would be expected to be close to attaining profitability. At the option of the Company, the warrant is redeemable upon a 30-day notice to investors.

Proceeds from the offering are expected to be used to proceed with a sales and marketing campaign for the Company's products and services in the US. The Company's technology allows users to selectively enable, disable (on/off), or send other commands at will to remote assets, from anywhere to almost anywhere in North America using the Internet. C-Chip's primary products and services are aimed at businesses looking to access, control, manage and monitor remote assets; for ease of use; for cost effectiveness; to provide them with significant value added by increasing efficiency and lowering operating costs. C-Chip's business solutions are particularly well suited for credit, asset and security management applications. The Company will devote significant efforts to sell anti-theft devices based on RFID technology which it has recently developed for the European, Asian, and North American markets.

Stephane Solis, C-Chip's President & CEO, said: "In what remains a difficult environment for the financing of emerging companies, I am thrilled to see that our Company has received such a vote of confidence by investors. C-Chip's newly introduced products are gathering significant interest from actual and potential customers and this financing will enable us to start capitalizing on the business opportunities currently available. This is certainly a step in the right direction."

About the C-ChipJ Technology
 The C-ChipJ is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipJ technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

About C-Chip Technologies Corporation
C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting Machines with IT infrastructures and Mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

Contact:
Stephane Solis, President & CEO
C-Chip Technologies Corporation
877-339-2447
ssolis@cchiptech.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.